Security Benefit Life
     Insurance Company
--------------------------------------------------------------------------------

     A Member of The Security                         One Security Benefit Place
     Benefit Group of Companies                        Topeka, Kansas 66636-0001
                                                                  (785) 438-3000
                                                MARKETING ORGANIZATION AGREEMENT
                                                       SUPERVISORY FEE AMENDMENT

                                EliteDesignsSM Variable Annuity (the "Contract")



Marketing Organization:


EFFECTIVE DATE:


This Supervisory Fee Amendment (the "Amendment") is hereby made a part of and amends your selling agreement including, but not limited to, the SBL Variable Products Sales Agreement and/or Marketing Organization Agreement, as applicable (hereinafter called the "Agreement"), with Security Benefit Life Insurance Company and Security Distributors, Inc. (hereinafter jointly called "SBL"), and any compensation payable hereunder is subject to the provisions contained in the Agreement, as amended.

1. ADMINISTRATIVE FEE FOR SUPERVISION: SBL acknowledges that Marketing Organization has responsibility for supervision of its registered representatives that sell the Contract (referred to herein as "Marketer(s)") and Marketing Organization is not compensated in connection with sales of the Contract as the current commission rate for the Contract is 0%. Accordingly, SBL agrees to compensate Marketing Organization pursuant to the schedule below for administrative services provided in connection with supervision of its Marketers:

     ------------------------------------------------ --------------------------------------------------------------------------
                 Aggregate Contract Value                                   Annual Administrative Fee(2)
              of EliteDesigns Contracts (1)               (as a percentage of the aggregate Contract Value of EliteDesigns
                                                      Contracts sold for which Marketing Organization is the Broker of Record)
     ------------------------------------------------ --------------------------------------------------------------------------
                  Less than $25 million                                              0.05%
     ------------------------------------------------ --------------------------------------------------------------------------
                   $25 million or more                                               0.10%
     ------------------------------------------------ --------------------------------------------------------------------------
     (1)  SBL determines the applicable percentage on the basis of aggregate
          Contract Value of EliteDesigns Contracts for which Marketing
          Organization is the broker of record as of December 31 of the prior calendar year, or the Effective Date of this Amendment during the calendar year in which this Amendment is first effective.

     (2) SBL will pay the Administrative Fee as of the end of each full calendar month during which this Amendment is in effect. The amount of the administrative fee will be equal to 1/12 of the applicable percentage set forth above times the aggregate Contract Value as of the applicable calendar month end of those Contracts sold for which Marketing Organization is the broker of record.

     (3)  Notwithstanding the foregoing, during calendar year 2007, SBL will pay an annual Administrative Fee of 0.10% without regard to the amount of aggregate Contract Value. Thereafter, SBL will pay the Administrative
          Fee set forth in the table above while this Amendment is in effect.
     -------------------------------------------------------------------------------------------------------------------------------

2. TERMINATION OF THE AGREEMENT: In the event of termination of the Agreement or this Amendment for any reason, any rights to receive compensation under this Amendment shall be terminated. SBL reserves the right to amend or terminate this Amendment at any time upon ten days' prior written notice to Marketing Organization.


THIS AMENDMENT replaces any previous agreement for the Contract listed above with regard to an administrative fee for supervision as of the Effective Date set forth above.


SECURITY DISTRIBUTORS, INC.          SECURITY BENEFIT LIFE INSURANCE COMPANY

    /s/ Gregory J. Garvin                /s/ Gregory J. Garvin
By: ______________________________   By: _______________________________________

       President                            Vice President
Title: ___________________________   Title: ____________________________________

MARKETING ORGANIZATION


By: ______________________________


Title: ___________________________